Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-229308 on Form S-3 and Registration Statement Nos. 33-217328 and 333-204389 on Form S-8 of our report dated November 28, 2018, relating to the financial statements of GW Pharmaceuticals plc appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ DELOITTE LLP

London, United Kingdom
February 27, 2020